UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2006
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 13, 2006, Trident Microsystems, Inc. (the “Company”) received a written Staff Determination notice from the NASDAQ Stock Market stating that the Company’s failure to timely file its quarterly report on Form 10-Q for the first fiscal quarter ended September 30, 2006 serves as an additional basis for delisting the Company’s securities from The NASDAQ Global Market under NASDAQ’s Marketplace Rule 4310(c)(14). As previously announced, NASDAQ initially informed the Company on October 2, 2006 that its securities were subject to delisting for failure to timely file its Form 10-K for the fiscal year ended June 30, 2006.
     The Company issued a press release on November 17, 2006 disclosing its receipt of this most recent notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     The Company filed Forms 12b-25 with the Securities and Exchange Commission on September 13, 2006 and November 13, 2006 relating to the late filing of its annual report on Form 10-K and its quarterly report on Form 10-Q. The information in the Company’s Forms 12b-25 filed on such dates is incorporated by reference herein.
     The Company requested and was granted a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. The hearing took place on November 16, 2006, and the Company has requested that the hearing panel extend the period within which the Company must file its Form 10-K and Form 10-Q to come into compliance with the listing standards. There can be no assurance that the panel will grant the Company’s request for an extension. Pending a decision by the hearing panel, the Company’s common stock will continue to be listed on NASDAQ.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Press release, dated November 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 17, 2006

TRIDENT MICROSYSTEMS, INC.

/s/ John S. Edmunds
John S. Edmunds
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Press release, dated November 17, 2006.

4